Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-106221, 333-91444, and 333-64030 of Delphi Corporation on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of Delphi Mechatronic Systems Savings — Stock Purchase Program for the year ended December 31, 2004.

Detroit, Michigan
June 27, 2005

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